Exhibit 4.8

Form of Stock Certificate for Class A Common Stock of Baker Hughes Company

Incorporated under the Laws of

the State of Delaware

Number	BAKER HUGHES COMPANY	Shares

Class A Common Stock

THIS CERTIFIES THAT                     is the registered holder of                     fully paid and nonassessable shares, par value $0.0001 per share, of the Class A common stock of Baker Hughes Company (hereinafter and on the reverse hereof called the “Corporation”), transferable on the books of the Corporation only upon request of the holder hereof in person or of such holder’s attorney, thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation, and upon surrender of this Certificate properly endorsed or accompanied by a stock power duly executed.

The Corporation is authorized to issue                     shares of Class A common stock, par value $0.0001.

IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by its duly authorized officers this                     day of                     .

Chairman of the Board, Vice Chairman, President or Vice President	Secretary, Assistant Secretary, Treasurer or Assistant Treasurer

FOR VALUE RECEIVED,                     does hereby sell, assign and transfer unto                                                           .

(Please print or type name and address of assignee)

                   Shares evidenced by the within Certificate, and does hereby irrevocably constitute and appoint attorney to transfer the said Shares on the books of the within-named Corporation, with full power of substitution in the premises.

Dated:

In presence of:

NOTICE: The signature to this assignment must correspond

with the name as written upon the face of the Certificate in every particular, without alteration or enlargement, or any

change whatever.